Exhibit 99.1


                                                      Frontier Communications
                                                      3 High Ridge Park
                                                      Stamford, CT 06905
                                                      203.614.5600
                                                      www.frontier.com


Contact:
David Whitehouse
Senior Vice President & Treasurer
203.614.5708
david.whitehouse@frontiercorp.com

        Frontier Communications Reports Strong 2009 First-Quarter Results

               *    20,100 High-Speed Internet additions
               *    26,100 DISH Network video customer additions
               *    First quarter free cash flow of $146 million
               *    First quarter operating cash flow margin of 54%, as adjusted
               *    First quarter dividend payout ratio of 53%
               *    Data and internet services revenue up 7% year over year

Stamford, Conn., May 7, 2009 -- Frontier Communications (NYSE:FTR) today reported first-quarter 2009 revenue of $538.0 million, operating income of $139.5 million and net income attributable to common shareholders of Frontier of $36.3 million.

"I am very pleased with Frontier Communication's 2009 first quarter results bolstered by our "Rolling Thunder" promotional campaign," said Maggie Wilderotter, Frontier Communications Chairman and CEO. "Frontier surpassed 600,000 High-Speed Internet customers and as of today has surpassed 150,000 DISH Network video customers. Our first quarter High-Speed growth was the best since the first quarter of 2008 and our first quarter DISH video growth was equal to all video subscribers added during the entire year of 2008. We took market share from our cable competition and we improved our customer churn. Access line losses improved for the third consecutive quarter."

Revenue for the first quarter of 2009 was $538.0 million compared to $569.2 million in the first quarter of 2008, a 5 percent decrease. Revenue declined as a result of lower access lines and reduced switched access and subsidy revenue, partially offset by a 7 percent increase in data and internet services revenue. Despite the decline in access lines, our customer revenue, which is all revenue except switched access and subsidy, has declined by less than 3 percent. The monthly customer revenue per access line has increased approximately $2.90, or 5%, over the prior year's first quarter while the monthly total revenue per access line has increased $1.40, or 2%, over the same period, as the Company has continued to successfully sell additional products and services, partially offset by reductions in regulatory revenue.

Other operating expenses and network access expenses for the first quarter of 2009 were $260.9 million as compared to $263.8 million in the first quarter of 2008, a 1 percent decrease. Expenses in the first quarter of 2009 include non-cash pension costs of $8.2 million, as compared to $(0.5) million in the first quarter of 2008. Excluding these costs, other operating expenses and network access expenses declined $11.6 million, or 4%, in 2009.

Operating income for the first quarter of 2009 was $139.5 million and operating income margin was 25.9 percent compared to operating income of $164.3 million and operating income margin of 28.9 percent in the first quarter of 2008. The first quarter 2009 decrease of $24.8 million is primarily the result of the reduction in revenue, partially offset by lower expenses.

Investment and other income (loss), net for the first quarter of 2008 reflects the premium paid of $6.3 million to repurchase a portion of the Company's 9.25% Senior Notes due 2011.

The Company lost approximately 37,500 access lines during the first quarter of 2009 and had 2,216,800 access lines at March 31, 2009.

The Company added approximately 20,100 net High-Speed Internet customers during the first quarter of 2009 and had 600,000 High-Speed Internet customers at March 31, 2009. The Company added approximately 26,100 video customers during the first quarter of 2009 and had 146,000 video customers at March 31, 2009.

Capital expenditures were $54.6 million for the first quarter of 2009.

Operating cash flow, as adjusted, was $287.9 million for the first quarter of 2009 resulting in an operating cash flow margin of 53.5 percent. Operating cash flow, as reported, of $277.1 million has been adjusted to exclude $2.6 million of severance and early retirement costs and $8.2 million of non-cash pension costs for the first quarter of 2009.

Free cash flow was $146.1 million for the first quarter of 2009. The Company's dividend represents a payout of 53 percent of free cash flow for the first quarter of 2009.

For the full year of 2009, the Company maintains its previously reported expectations that capital expenditures will be within a range of $250.0 million to $270.0 million and free cash flow will be within a range of $460.0 million to $485.0 million.

In April 2009, we completed a registered offering of $600.0 million aggregate principal amount of 8.25% senior unsecured notes due 2014. We received net proceeds of approximately $539.0 million from the offering which we intend to use to reduce, repurchase or refinance our indebtedness. As of May 7, 2009 we have used $206.7 million of the proceeds to repurchase $214.4 million principal amount of debt.

The Company uses certain non-GAAP financial measures in evaluating its performance. These include free cash flow and operating cash flow. A reconciliation of the differences between free cash flow and operating cash flow and the most comparable financial measures calculated and presented in accordance with GAAP is included in the tables that follow. The non-GAAP financial measures are by definition not measures of financial performance under GAAP and are not alternatives to operating income or net income reflected in the statement of operations or to cash flow as reflected in the statement of cash flows and are not necessarily indicative of cash available to fund all cash flow needs. The non-GAAP financial measures used by the Company may not be comparable to similarly titled measures of other companies.



                                     -MORE-

The Company believes that the presentation of non-GAAP financial measures provides useful information to investors regarding the Company's financial condition and results of operations because these measures, when used in conjunction with related GAAP financial measures, (i) together provide a more comprehensive view of the Company's core operations and ability to generate cash flow, (ii) provide investors with the financial analytical framework upon which management bases financial, operational, compensation and planning decisions and
(iii) presents measurements that investors and rating agencies have indicated to management are useful to them in assessing the Company and its results of operations. Management uses these non-GAAP financial measures to plan and measure the performance of its core operations, and its divisions measure performance and report to management based upon these measures. In addition, the Company believes that free cash flow and operating cash flow, as the Company defines them, can assist in comparing performance from period to period, without taking into account factors affecting cash flow reflected in the statement of cash flows, including changes in working capital and the timing of purchases and payments. The Company has shown adjustments to its financial presentations to exclude $8.2 million and $(0.5) million of non-cash pension costs in the first quarters of 2009 and 2008, respectively, because the Company believes that such costs in the first quarters of 2009 and 2008 are unusual, and that the magnitude of such costs in the first quarter of 2009 materially exceed the comparable costs in the first quarter of 2008. In addition, the Company has shown adjustments to its financial presentations to exclude $2.6 million and $2.9 million of severance and early retirement costs in the first quarters of 2009 and 2008, respectively, and $0.8 million of legal settlement costs and related expenses in the first quarter of 2008 because investors have indicated to management that such adjustments are useful to them in assessing the Company and its results of operations.

Management uses these non-GAAP financial measures to (i) assist in analyzing the Company's underlying financial performance from period to period, (ii) evaluate the financial performance of its business units, (iii) analyze and evaluate strategic and operational decisions, (iv) establish criteria for compensation decisions, and (v) assist management in understanding the Company's ability to generate cash flow and, as a result, to plan for future capital and operational decisions. Management uses these non-GAAP financial measures in conjunction with related GAAP financial measures. The Company believes that the non-GAAP financial measures are meaningful and useful for the reasons outlined above.

While the Company utilizes these non-GAAP financial measures in managing and analyzing its business and financial condition and believes they are useful to management and to investors for the reasons described above, these non-GAAP financial measures have certain shortcomings. In particular, free cash flow does not represent the residual cash flow available for discretionary expenditures, since items such as debt repayments and dividends are not deducted in determining such measure. Operating cash flow has similar shortcomings as interest, income taxes, capital expenditures, debt repayments and dividends are not deducted in determining this measure. Management compensates for the shortcomings of these measures by utilizing them in conjunction with their comparable GAAP financial measures. The information in this press release should be read in conjunction with the financial statements and footnotes contained in our documents filed with the U.S. Securities and Exchange Commission.


                                     -MORE-

About Frontier Communications
Frontier Communications Corporation (NYSE:FTR) offers telephone, video and internet services in 24 states with approximately 5,600 employees. More information is available at www.frontier.com.

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These statements are made on the basis of management's views and assumptions regarding future events and business performance. Words such as "believe," "anticipate," "expect" and similar expressions are intended to identify forward-looking statements. Forward-looking statements (including oral representations) involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. These risks and uncertainties are based on a number of factors, including but not limited to: reductions in the number of our access lines and High-Speed Internet subscribers; the effects of competition from cable, wireless and other wireline carriers (through voice over internet protocol (VOIP) or otherwise); reductions in switched access revenues as a result of regulation, competition and/or technology substitutions; the effects of greater than anticipated competition requiring new pricing, marketing strategies or new product offerings and the risk that we will not respond on a timely or profitable basis; the effects of changes in both general and local economic conditions on the markets we serve, which can impact demand for our products and services, customer purchasing decisions, collectability of revenue and required levels of capital expenditures related to new construction of residences and businesses; our ability to effectively manage service quality; our ability to successfully introduce new product offerings, including our ability to offer bundled service packages on terms that are both profitable to us and attractive to our customers; our ability to sell enhanced and data services in order to offset ongoing declines in revenue from local services, switched access services and subsidies; changes in accounting policies or practices adopted voluntarily or as required by generally accepted accounting principles or regulators; the effects of ongoing changes in the regulation of the communications industry as a result of federal and state legislation and regulation, including potential changes in state rate of return limitations on our earnings, access charges and subsidy payments, and regulatory network upgrade and reliability requirements; our ability to effectively manage our operations, operating expenses and capital expenditures, to pay dividends and to reduce or refinance our debt; adverse changes in the credit markets and/or in the ratings given to our debt securities by nationally accredited ratings organizations, which could limit or restrict the availability, and/or increase the cost, of financing; the effects of bankruptcies and home foreclosures, which could result in increased bad debts; the effects of technological changes and competition on our capital expenditures and product and service offerings, including the lack of assurance that our ongoing network improvements will be sufficient to meet or exceed the capabilities and quality of competing networks; the effects of increased medical, retiree and pension expenses and related funding requirements; changes in income tax rates, tax laws, regulations or rulings, and/or federal or state tax assessments; further declines in the value of our pension plan assets, which could require us to make contributions to the pension plan beginning in 2010, at the earliest; the effects of state regulatory cash management policies on our ability to transfer cash among our subsidiaries and to the parent company; our ability to successfully renegotiate union contracts expiring in 2009 and thereafter; our ability to pay a $1.00 per common share dividend annually, which may be affected by our cash flow from operations, amount of capital expenditures, debt service requirements, cash paid for income taxes (which will increase in 2009) and our liquidity; the effects of increased cash taxes in 2009 and thereafter; the effects of any unfavorable outcome with respect to any of our current or future legal, governmental or regulatory proceedings, audits or disputes; the possible impact of adverse changes in political or other external factors over which we have no control; and the effects of hurricanes, ice storms and other severe weather. These and other uncertainties related to our business are described in greater detail in our filings with the Securities and Exchange Commission, including our reports on Forms 10-K and 10-Q, and the foregoing information should be read in conjunction with these filings. We do not intend to update or revise these forward-looking statements to reflect the occurrence of future events or circumstances.

                                       ###

TABLES TO FOLLOW

                Frontier Communications Corporation
                    Consolidated Financial Data


                                                                        For the quarter ended
                                                                               March 31,
                                                                      --------------------------       %
(Amounts in thousands, except per share amounts)                         2009           2008        Change
                                                                      ---------------------------------------

Income Statement Data
  Revenue                                                                $537,956      $569,205        -5%
                                                                      ------------   -----------

  Network access expenses                                                  60,684        60,549         0%
  Other operating expenses                                                200,204       203,264        -2%
  Depreciation and amortization                                           137,558       141,080        -2%
                                                                      ------------   -----------
  Total operating expenses                                                398,446       404,893        -2%
                                                                      ------------   -----------

  Operating income                                                        139,510       164,312       -15%
  Investment and other income (loss), net (1)                               8,247          (907)     1009%
  Interest expense                                                         88,749        90,860        -2%
                                                                      ------------   -----------
  Income before income taxes                                               59,008        72,545       -19%
  Income tax expense                                                       22,053        26,628       -17%
                                                                      ------------   -----------
Net income                                                                 36,955        45,917       -20%
Less:  Income attributable to the noncontrolling interest in a
       partnership                                                            652           328        99%
                                                                      ------------   -----------
Net income attributable to common shareholders of Frontier               $ 36,303      $ 45,589       -20%
                                                                      ============   ===========

Weighted average shares outstanding                                       309,826       326,173        -5%

Basic net income per share attributable to                               $   0.12      $   0.14       -14%
     common shareholders of Frontier (2)

Other Financial Data
Capital expenditures                                                     $ 54,572      $ 47,986        14%
Operating cash flow, as adjusted (3)                                      287,870       308,575        -7%
Free cash flow (3)                                                        146,148       172,280       -15%
Dividends paid                                                             78,085        82,103        -5%
Dividend payout ratio (4)                                                     53%           48%        10%


(1)  Includes  premium on debt repurchases of $6.3 million for the quarter ended
     March 31, 2008.
(2)  Calculated  based on  weighted  average  shares  outstanding.  FSP EITF No.
     03-6-1,  "Determining  Whether  Instruments  Granted in Share-Based Payment
     Transactions are Participating Securities" was adopted in the first quarter of 2009.
(3) A reconciliation to the most comparable GAAP measure is presented at the end of these tables.
(4)  Represents dividends paid divided by free cash flow.


               Frontier Communications Corporation
            Consolidated Financial and Operating Data

                                                                 For the quarter ended
                                                                       March 31,
                                                             --------------------------        %
(Amounts in thousands, except operating data)                   2009          2008          Change
                                                             ---------------------------------------

Select Income Statement Data
Revenue
     Local services                                           $  200,896    $  217,158          -7%
     Data and internet services                                  156,393       145,982           7%
     Access services                                              90,065       107,818         -16%
     Long distance services                                       41,412        46,453         -11%
     Directory services                                           27,705        28,628          -3%
     Other                                                        21,485        23,166          -7%
                                                             ------------  ------------
Total revenue                                                    537,956       569,205          -5%
                                                             ------------  ------------

Expenses
     Network access expenses                                      60,684        60,549           0%
     Other operating expenses (1)                                200,204       203,264          -2%
     Depreciation and amortization                               137,558       141,080          -2%
                                                             ------------  ------------
Total operating expenses                                         398,446       404,893          -2%
                                                             ------------  ------------

Operating Income                                              $  139,510    $  164,312         -15%
                                                             ============  ============

Other Financial and Operating Data
Revenue:
        Residential                                           $  230,466    $  241,362          -5%
        Business                                                 217,425       220,025          -1%
                                                             ------------  ------------
               Total customer revenue                            447,891       461,387          -3%
        Regulatory (Access services)                              90,065       107,818         -16%
                                                             ------------  ------------
Total revenue                                                 $  537,956    $  569,205          -5%
                                                             ============  ============

Access lines:
        Residential                                            1,427,149     1,553,094          -8%
        Business                                                 789,654       832,979          -5%
                                                             ------------  ------------
Total access lines                                             2,216,803     2,386,073          -7%
                                                             ============  ============

Other data:
     Employees                                                     5,628         5,828          -3%
     High-Speed Internet (HSI) subscribers                       600,047       543,020          11%
     Video subscribers                                           146,010       101,410          44%
     Switched access minutes of use (in millions)                  2,377         2,602          -9%
     Average monthly total revenue per
        access line                                           $    80.21    $    78.81           2%
     Average monthly customer revenue per
        access line                                           $    66.78    $    63.88           5%


(1) Includes severance and early retirement costs of $2.6 million and $2.9 million for the quarters ended March 31, 2009 and 2008, respectively.
     Includes non-cash pension costs of $8.2 million and $(0.5) million for the quarters ended March 31, 2009 and 2008, respectively. Includes legal settlement costs of $0.8 million for the quarter ended March 31, 2008.

                       Frontier Communications Corporation
                    Condensed Consolidated Balance Sheet Data

(Amounts in thousands)

                                                                          March 31, 2009          December 31, 2008
                                                                        --------------------      -------------------
                                      ASSETS
                                      ------
Current assets:
    Cash and cash equivalents                                                   $   177,431              $   163,627
    Accounts receivable and other current assets                                    287,690                  304,332
                                                                        --------------------      -------------------
      Total current assets                                                          465,121                  467,959

Property, plant and equipment, net                                                3,201,965                3,239,973

Other long-term assets                                                            3,133,199                3,180,744
                                                                        --------------------      -------------------
           Total assets                                                         $ 6,800,285              $ 6,888,676
                                                                        ====================      ===================

                       LIABILITIES AND SHAREHOLDERS' EQUITY
                       ------------------------------------
Current liabilities:
    Long-term debt due within one year                                          $     3,872              $     3,857
    Accounts payable and other current liabilities                                  321,885                  378,918
                                                                        --------------------      -------------------
      Total current liabilities                                                     325,757                  382,775

Deferred income taxes and other liabilities                                       1,260,630                1,254,610
Long-term debt                                                                    4,720,713                4,721,685
Shareholders' equity                                                                493,185                  529,606
                                                                        --------------------      -------------------
           Total liabilities and equity                                         $ 6,800,285              $ 6,888,676
                                                                        ====================      ===================


                                       3


                  Frontier Communications Corporation
                       Consolidated Cash Flow Data

                         (Amounts in thousands)
                                                                           For the three months ended March 31,
                                                                         -----------------------------------------
                                                                               2009                   2008
                                                                         -----------------     -------------------

Cash flows provided by (used in) operating activities:
Net income                                                                      $  36,955               $  45,917
Adjustments to reconcile net income to net cash provided
   by operating activities:
     Depreciation and amortization expense                                        137,558                 141,080
     Stock based compensation expense                                               2,122                   3,019
     Pension expense                                                                8,246                    (530)
     Loss on extinguishment of debt                                                     -                   6,290
     Other non-cash adjustments                                                    (3,759)                 (1,741)
     Deferred income taxes                                                          4,125                    (282)
     Change in accounts receivable                                                  9,211                  19,057
     Change in accounts payable and other liabilities                             (47,409)                (69,731)
     Change in other current assets                                                    26                  (1,568)
                                                                         -----------------     -------------------
Net cash provided by operating activities                                         147,075                 141,511

Cash flows provided from (used by) investing activities:
     Capital expenditures                                                         (54,572)                (47,986)
     Other assets (purchased) distributions received, net                             158                     654
                                                                         -----------------     -------------------
Net cash used by investing activities                                             (54,414)                (47,332)

Cash flows provided from (used by) financing activities:
     Long-term debt borrowings                                                          -                 135,000
     Long-term debt payments                                                         (962)               (129,332)
     Settlement of interest rate swaps                                                  -                  15,521
     Financing costs paid                                                               -                    (857)
     Premium paid to retire debt                                                        -                  (6,290)
     Issuance of common stock                                                         680                     591
     Common stock repurchased                                                           -                 (24,784)
     Dividends paid                                                               (78,085)                (82,103)
     Repayment of customer advances for construction                                 (490)                   (757)
                                                                         -----------------     -------------------
Net cash used by financing activities                                             (78,857)                (93,011)

Increase in cash and cash equivalents                                              13,804                   1,168
Cash and cash equivalents at January 1,                                           163,627                 226,466
                                                                         -----------------     -------------------

Cash and cash equivalents at March 31,                                          $ 177,431               $ 227,634
                                                                         =================     ===================

Cash paid during the period for:
     Interest                                                                   $ 116,408               $ 121,396
     Income taxes                                                               $   1,255               $   1,859



                                      4


                                                                                      Schedule A

                  Reconciliation of Non-GAAP Financial Measures


                                                                For the quarter ended March 31,
                                                                --------------------------------
    (Amounts in thousands)                                           2009             2008
                                                                ---------------  ---------------

    Net Income to Free Cash Flow;
    -----------------------------
       Net Cash Provided by Operating Activities
       -----------------------------------------

    Net income                                                       $  36,955        $  45,917

     Add back:

        Depreciation and amortization                                  137,558          141,080

        Income tax expense                                              22,053           26,628

        Pension expense (non-cash) (1)                                   8,246             (530)

        Stock based compensation                                         2,122            3,019

     Subtract:
        Cash paid for income taxes                                       1,255            1,859

        Other income (loss), net (2)                                     4,959           (6,011)

        Capital expenditures                                            54,572           47,986
                                                                ---------------  ---------------
    Free cash flow                                                     146,148          172,280

     Add back:
        Deferred income taxes                                            4,125             (282)

        Non-cash (gains)/losses, net                                     6,609            7,038

        Other income (loss), net (2)                                     4,959           (6,011)

        Cash paid for income taxes                                       1,255            1,859

        Capital expenditures                                            54,572           47,986

     Subtract:
        Changes in current assets and liabilities                       38,172           52,242

        Income tax expense                                              22,053           26,628

        Pension expense (non-cash) (1)                                   8,246             (530)

        Stock based compensation                                         2,122            3,019
                                                                ---------------  ---------------
    Net cash provided by operating activities                        $ 147,075        $ 141,511
                                                                ===============  ===============


(1) Includes pension expense of $10.2 million and $(0.7) million, less amounts capitalized into the cost of capital expenditures of $2.0 million and
     $(0.2)   million,   for  the  quarters  ended  March  31,  2009  and  2008,
     respectively.
(2) Includes premium on debt repurchases of $6.3 million for the quarter ended March 31, 2008.


                                                                                                                     Schedule B
       Reconciliation of Non-GAAP Financial Measures

                                 For the quarter ended March 31, 2009                For the quarter ended March 31, 2008
                             ---------------------------------------------  --------------------------------------------------------
(Amounts in thousands)
                                         Severance                                     Severance
                                         and Early    Non-cash                         and Early   Non-cash     Legal
Operating Cash Flow and         As       Retirement    Pension      As          As     Retirement  Pension   Settlement      As
 Operating Cash Flow Margin  Reported      Costs      Costs (1)  Adjusted    Reported     Costs    Costs (1)    Costs      Adjusted
                             ----------- ----------- ---------- ----------  ---------- ---------- ---------- -----------  ----------

Operating Income               $139,510    $ (2,556)  $ (8,246) $ 150,312   $ 164,312   $ (2,891)     $ 530      $ (822)  $ 167,495

 Add back:
     Depreciation and
       amortization             137,558           -          -    137,558     141,080          -          -           -     141,080
                             ----------- ----------- ---------- ----------  ---------- ---------- ---------- -----------  ----------
Operating cash flow            $277,068    $ (2,556)  $ (8,246) $ 287,870   $ 305,392   $ (2,891)     $ 530      $ (822)  $ 308,575
                             =========== =========== ========== ==========  ========== ========== ========== ===========  ==========

Revenue                        $537,956                         $ 537,956   $ 569,205                                     $ 569,205
                             ===========                        ==========  ==========                                    ==========

Operating income margin
   (Operating income
       dividend by
       revenue)                   25.9%                             27.9%       28.9%                                         29.4%
                             ===========                        ==========  ==========                                    ==========

Operating cash flow margin
   (Operating cash flow
       dividend by
       revenue)                   51.5%                             53.5%       53.7%                                         54.2%
                             ===========                        =========== ===========                                   ==========




(1) Includes pension expense of $10.2 million and $(0.7) million, less amounts capitalized into the cost of capital expenditures of $2.0 million and
     $(0.2)   million,   for  the  quarters  ended  March  31,  2009  and  2008,
     respectively.


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